Exhibit 10.6

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made effective as of May 25, 2018 (the “Execution Date”) by and among Avant Diagnostics, Inc., a Nevada corporation (the “Company”) and Black Mountain Equity Partners, LLC (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor entered into a convertible promissory note, dated November 11, 2016 in the aggregate principal amount of $25,000 (the “Existing Note”);

WHEREAS, the Company acknowledges that the Existing Note is currently in default (collectively, the “Default”);

WHEREAS, as of March 31, 2018, the aggregate principal amount which is due and payable on the Existing Note is $25,000 (the “Owed Amount”);

WHEREAS, the Company desires, and the Investor agrees, that the Investor exchange (the “Exchange”) the Existing Note for a new promissory note (the “New Note”), in the form attached hereto as Exhibit A. The New Note shall have a principal balance equal to $20,000 (which amount is the Owed Amount less the amounts payable at Closing in accordance with Section 1.4 hereto), a maturity date of 12 months from the date of this Agreement, accrue interest at a rate of twelve (12%) per annum and other terms as provided in this Agreement and the New Note.

WHEREAS, the New Note is intended to qualify as an exempted security under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I

THE EXCHANGE

1.1 Waiver of Existing Defaults. Subject to the terms hereof, Investor hereby irrevocably waives the defaults and breaches that have resulted from the Default on or prior to the Execution Date as well as any penalties, interest or other amounts that may have accrued under the Existing Notes on or prior to the Execution Date. In addition, the Investor is aware that the Company is currently restructuring its outstanding obligations and it hereby waives any change of control or other rights it may have under the Purchase Agreement and/or the Existing Note as a result of any transaction that has occurred on or prior to the date of this Agreement. This waiver does not include any default or breach occurring after the Execution Date should the Closing not occur.

1.2 Closing. Subject to the terms and conditions set forth in this Agreement, the Company and the Investor shall exchange the Existing Note in consideration for the issuance of the New Note. The closing of the Exchange and issuance of the New Note (the “Closing”) shall take place at the offices of the Company, on the date hereof or such other date as the parties shall agree (the “Closing Date”).

1.3 Exchange.

(a) Investor Obligations. At the Closing, the Investor shall deliver or promptly cause to be delivered to the Company (i) the Existing Note, and (ii) an executed copy of this Agreement.

(b) Company Obligations. At the Closing, the Company shall deliver or promptly cause to be delivered to the Investor (i) the New Note and (ii) an executed copy of this Agreement.

(c) Existing Note. Effective as of the Closing Date, the Existing Note shall be deemed automatically canceled and of no further force or effect and shall thereafter represent only the right to receive the New Note.

1.4 Payment after Closing. The Company hereby acknowledges and agrees that it will make a payment of $5,000 to Investor on or prior to the Closing Date, which amount will be applied against the principal amount owed under the New Note.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Investor Representations and Warranties . The Investor hereby represents and warrants to the Company as follows on the Execution Date and the Closing Date:

(a) Organization; Authority. The Investor, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms.

(b) Ownership of the Existing Note. The Investor is the sole owner of the Existing Note, free and clear of any and all liens, claims and encumbrances of any kind. The Investor has not assigned any rights in the Existing Note to any party.

(c) Investment Intent. The Investor is acquiring the New Note as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such New Note or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Investor does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute the New Note. Notwithstanding anything in this Section 2.1(c) to the contrary, by making the representations herein, the Investor does not agree to hold the New Note for any minimum or other specific term and reserves the right to dispose of the New Note at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(d) Investor Status. At the time the Investor was offered the New Note, it was, at the date hereof it is, and on the date it converts the New Note, it will be, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Investor is not a broker-dealer.

(e) General Solicitation. The Investor is not acquiring the New Note as a result of or subsequent to any advertisement, article, notice or other communication regarding the New Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Reliance. The Investor understands and acknowledges that (i) the New Note is being offered and sold to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act, and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and the Investor hereby consents to such reliance.

(g) Brokers and Finders. The Investor has no knowledge of any person who will be entitled to or make a claim for payment of any finder fee or other compensation as a result of the consummation of the transactions contemplated by this Agreement.

(h) Experience. Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the New Note, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the New Note and, at the present time, is able to afford a complete loss of such investment..

(i) Access to Information. Such Investor acknowledges that it has had the opportunity to review this Agreement (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the New Note; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(j) Acknowledgement Regarding Delinquency in Company Reporting Requirements with the SEC. Investor understands that the Company is not current in its reporting obligations with the SEC and that the Company was previously was a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information“ (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.

2.2 Company Representations and Warranties. The Company hereby makes the following representations and warranties to each Investor on the Execution Date and on the Closing Date:

(a) Organization and Qualification. The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the nature of the business it conducts makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of the New Note, or this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the New Note, or this Agreement (any of (i), (ii) or (iii), a “ Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to issue the New Note and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and any other agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors, and no further consent or authorization of the Company, its Board of Directors (including any committee thereof) or any class of the Company’s stockholders is required. This Agreement and the New Note have been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company enforceable against the Company, in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Intentionally Omitted.

(d) No Conflicts. The execution, delivery and performance of this Agreement, and the New Note and the consummation by the Company of the transactions contemplated hereby and thereby, will not, (i) result in a violation of the articles of incorporation of the Company, as amended (the “Certificate of Incorporation”) or the bylaws of the Company (the “Bylaws”) or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents.

(e) Absence of Certain Changes. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company.

(f) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

ARTICLE III

OTHER COVENANTS

3.1 Securities Laws. The Investor acknowledges that the New Note has not been registered under the Securities Act and may only be disposed of pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act.

3.2 Restrictive Legend. The Investor agrees to the imprinting of the following legend on the New Note:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ARTICLE IV

MISCELLANEOUS

4.1 Fees and Expenses. Except as set forth in this Section 4.1, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the New Note.

4.2 Entire Agreement; Amendments. This Agreement together with the exhibits and schedules hereto, dated as of the Execution Date, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email at the email address specified in this Section prior to 6:00 p.m. (Eastern time) on a business day, against electronic confirmation thereof, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email at the email address specified in this Agreement later than 6:00 p.m. (Eastern time) on any date, against electronic confirmation thereof, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Avant Diagnostics, Inc.
1050 30th Street NW Suite 107
Washington, DC 20007
Attention: Scott VanderMeer, Interim CFO
Email: scott@avantdiagnostics.com

With copies to (which shall
not constitute notice):	Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza, 39th Floor
New York, NY 10112
Facsimile No.: (917) 438-6137
Email: scohen@sheppardmullin.com
Attn: Stephen A. Cohen

If to the Investors:	At the address of the Investor set forth on the signature page to this Agreement.

or such other address as may be designated in writing hereafter, in the same manner, by such person or entity.

4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and by the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

4.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. The Company and the Investor irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the State of Nevada in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts.

4.9 Survival. The representations and warranties contained herein shall survive the closing of the transactions contemplated by this Agreement. The agreements and covenants contained herein shall survive the Closing and the delivery of the New Note until the expiration of the applicable statute of limitations (if any) therefor..

4.10 Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a scanned copy via electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or scanned signature page were an original thereof.

4.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.12 Further Assurances. The parties hereto agree that each shall execute and deliver any and all further agreements, instruments, certificates and other documents, and shall take any and all action, as any of the parties hereto may reasonably deem necessary or desirable in order to carry out the intent of the parties to this Agreement.

4.13 Attorneys’ Fees. If either party shall commence an action or proceeding to enforce any provisions relating to the obligations to close the transactions contemplated by this Agreement prior to the Closing, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4.14 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

AVANT DIAGNOSTICS, INC.

By:	/s/ Scott VanderMeer
Name:	Scott VanderMeer
Title:	Interim Chief Financial Officer

[additional signature page follows]

[Company Signature Page to Exchange Agreement]

INVESTOR:

BLACKMOUNTAIN EQUITY PARTNERS LLC

By:	/s/ Rick Randall
Name:	Rick Randall
Title:	CEO

Email Address of Authorized Signatory: ____________________________

Facsimile Number of Authorized Signatory: ________________________

Address for Notice to Investor:

[Investor Signature Page to Exchange Agreement]

Exhibit A

[Form of New Note]